COMMERCIAL LEASE AGREEMENT

THIS COMMERCIAL LEASE AGEEMENT (the "**Lease**") is made and entered into as of this 2ND day of ~~May~~ JUNE, 2020 by and between **Moorman Properties, LLC,** a Kentucky limited liability company (the "**Landlord**"), and **Logicmark, LLC**, a Kentucky limited liability company (the "**Tenant**").

ARTICLE 1 – LEASE OF PREMISES

Section 1.01 **LEASE OF PREMISES.** Landlord, in consideration of the rents and covenants specified herein, does hereby lease to Tenant, and Tenant does hereby lease from Landlord, on the terms and conditions set forth herein, the following described leased premises (the "**Premises**"), for the term specified herein.

Section 1.02 **TERMS AND DEFINITIONS.**

(a.) **Leasable Area:** 9,660 square feet.

(b.) **Premises Address:** 2801 Diode Lane, Louisville, Kentucky 40299.

(c.) **Permitted Use:** The Premises shall be used as a warehouse and distribution facility for electonics equipment assembly and storage.

(d.) **Security Deposit:** $6,500.00

(e.) **Commencement Date:** June 15, 2020

(f.) **Lease Term:** Five (5) years, Two (2) months, and Sixteen (16) days.

(g.) **Base Rent:**

Commencement		Termination	Monthly Rental Payments
June 15, 2020	to	August 31, 2020	$0.00
September 1, 2020	to	August 31, 2021	$6,000.00
September 1, 2021	to	August 31, 2022	$6,200.00
September 1, 2022	to	August 31, 2023	$6,400.00
September 1, 2023	to	August 31, 2024	$6,600.00
September 1, 2024	to	August 31, 2025	$6,800.00

(h.) **Addresses for Notices and Payments:**

Landlord:	Moorman Properties, LLC 7316 New LaGrange Road Louisville, Kentucky 40222
With Payments to:	Moorman Properties, LLC 7316 New LaGrange Road Louisville, Kentucky 40222
Tenant:	Logicmark, LLC Attn: Mr. Kevin O'Connor, President 2801 Diode Lane Louisville, KY 40299

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Section 1.03 **THE PREMISES.** The Premises, containing the number of leaseable square feet specified in Section 1.02 (a.), is known by the address specified in Section 1.02 (b.), and is depicted on **Exhibit A** which is attached hereto and made part of this Lease.

ARTICLE 2 – TERM AND POSSESSION

Section 2.01 **TERM.** The Commencement Date and Lease Term shall be as set forth in Section 1.02 (e.), Section 1.02 (f.) and Section 1.02 (g.) above, respectively. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Commencement Date and the obligations of Tenant under this Lease shall not be affected thereby, except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant, and the Lease Term shall be extended by a period equal to the number of days of delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the Lease on the last day of the month. The Lease Term may also be referred to herein as the "Term".

Section 2.02 **CONSTRUCTION OF TENANT IMPROVEMENTS.** Landlord shall construct and install all leasehold improvements to the Premises (collectively, the **"Tenant Improvements"**) not later than the date that is Thirty (30) days following the Commencement Date and in accordance with **Exhibit B** attached hereto and made part hereof. Promptly following the Commencement Date and installation of the Tenant Improvements, Tenant shall execute Landlord's Letter of Understanding in substantially the form attached hereto as **Exhibit C** and made a part hereof, acknowledging among other things that Tenant has accepted the Premises for occupancy and that the condition of the Premises and the building was at the time satisfactory and in conformity with the terms, covenants and conditions of this Lease in all respects, except for any defects which are set forth on a list attached to said **Exhibit C**. Landlord shall promptly thereafter correct all such defects. If Tenant takes possession of the Premises, Tenant shall be deemed to have accepted the Premises in the manner described herein.

Section 2.03 **SURRENDER OF THE PREMISES.** Upon the expiration or other termination of this Lease, or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease as provided in Section 15.02, Tenant shall immediately surrender the Premises to Landlord in broom clean condition and in good order, condition and repair, except for ordinary wear and tear. Upon such expiration or termination, Tenant shall have the right to remove its personal property and trade fixtures (as described in Section 6.04), and Tenant shall promptly repair any damage caused by such removal. If Tenant should fail to properly restore such damage, then Landlord may restore the Premises at Tenant's sole cost and expense. Any merchandise, material, or waste left in the Premises or adjacent interior or exterior areas by Tenant after the end of the Term may be removed by Landlord without notice to Tenant and without incurring any liability to Tenant, and Tenant shall reimburse Landlord for the cost of such removal, as Additional Rent (as hereinafter defined).

Section 2.04 **HOLDING OVER.** In the event Tenant holds over and remains in possession of the Premises without the consent of Landlord after the expiration or other termination of this Lease, then Tenant shall be deemed to hold the Premises as a tenant from month-to-month, and all of the terms, conditions and covenants of this Lease shall be applicable during the holdover period except that the Base Rent for each month or fraction thereof during such holdover period shall be an amount equal to 1.5 times the monthly installment of the Base Rent payable at the time of such expiration or other termination; and Tenant shall continue to be obligated to pay all other amounts which are to become due and owing pursuant to the terms, covenants and conditions of this Lease. Notwithstanding the foregoing, (a) no holding over by Tenant shall operate to extend this Lease, (b) Tenant shall be liable for all damages to Landlord both direct and consequential attributable to such holding over, and (c) Tenant shall vacate and surrender the Premises to Landlord upon Tenant's being given thirty (30) days prior written notice from Landlord to vacate.

ARTICLE 3 – RENT

Section 3.01 **BASE RENT.** Tenant shall pay, as base rent for the Premises, the Monthly Rental Payments as specified in Section 1.02 (g.). The monthly installments are payable in advance, without deduction or offset, on or before the first (1st) day of each and every calendar month during the Term of the Lease; provided, however, that monthly installments for partial months shall be prorated. Tenant shall be responsible for delivering the monthly installments to the payment address set forth in Section 1.02 (h.).

Section 3.02 **SERVICE CHARGE.** If any monthly installment of the Base Rent or any payment of Additional Rent (as hereinafter defined) provided for in this Lease is not paid within five (5) days of the date said amount is due, a service charge in an amount equal to ten percent (10%) of the unpaid amount shall be payable to Landlord.

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Section 3.03 **ADDITIONAL RENT.** Any other monetary obligation owed by Tenant to Landlord set forth herein shall be deemed Additional Rent.

Section 3.04 **RENT.** Base Rent and Additional Rent shall collectively at times herein be referred to as "Rent".

ARTICLE 4 – USE OF PREMISES

Section 4.01 **COVENANTS REGARDING USE.** In connection with its use of the Premises, Tenant agrees to the following:

(a.) **Safe Manner:** Tenant shall use the Premises and conduct its business thereon, for the purpose specified in Section 1.02 (c.), in a safe, careful, reputable, and lawful manner, conforming to good practice in Tenant's trade or industry and to reasonable recommendations of Landlord's insurance underwriters.

(b.) **No Waste:** Tenant shall not commit, nor allow to be committed, in, on or about the Premises, any act of waste, including, without limitation, any act which might defect, damage, or destroy the Premises or any part thereof.

(c.) **Signs:** Tenant shall not inscribe, paint, affix, or display any signs, advertisements, or notices on the building or in the windows of the Premises unless Landlord shall first consent to the same in writing. Upon surrender of the Premises to Landlord, Tenant shall remove all signs and shall repair any damage caused by such removal all at its sole cost and expense.

Section 4.02 **PARKING.** Tenant, its employees, agents, customers, and invitees shall have the exclusive right to use the parking lot adjacent to the building. Tenant, its employees, agents, customers, and invitees shall not store any vehicles, boats, recreational vehicles, etc., including wrecked or immobilized vehicles which are not in condition to be used on a daily basis in, on or about the Premises.

Section 4.03 **ACCESS TO AND INSPECTION OF THE PREMISES.** Landlord, its employees and agents, and any mortgagee of the Premises, shall have the right to enter any part of the Premises at reasonable times for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees, or tenants, and making such repairs, alterations or improvements to the Premises or the building as Landlord may deem necessary or desirable. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease or entitle Tenant to any abatement of Rent. During the last six (6) months of the Term, Landlord is permitted to display a "For Lease" sign on the exterior of the Premises.

Section 4.04 **COMPLIANCE WITH LAWS.** Tenant shall comply with all laws, statutes, ordinances, rules, regulations, and orders of any federal, state or municipal government or other authority having jurisdiction over and relating to the use and occupancy of the Premises.

ARTICLE 5 – UTILITIES AND OTHER BUILDING SERVICES

Section 5.01 **RESPONSIBILITY FOR UTILITIES AND SERVICES.** Tenant shall be solely responsible for and shall pay for gas and electric usage, water usage, sewer and drainage services, telephone and alarm services, janitorial and dumpster services/trash disposal services, snow removal and lawncare, with respect to its use and occupancy of the Premises, and Tenant shall be responsible for making all necessary arrangements to obtain such services, including, without limitation, the payment of the required security deposits.

ARTICLE 6 – REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

Section 6.01 **REPAIR AND MAINTENANCE BY LANDLORD.** Landlord shall maintain the parking lot, roof, exterior walls (except any doors, door hardware, or windows), plumbing and drain lines to the point of entry to the Premises, electrical lines to the point of entry to the Premises and any structural portions of the Premises, making any repairs thereto becoming necessary during the Term; unless occasioned by an act or negligence of Tenant, its agents, employees, customers or invitees in which event such damage shall be promptly repaired at Tenant's sole cost and expense. Landlord's obligations hereunder shall be subject to Section 8.01.

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Section 6.02 **REPAIR AND MAINTENANCE BY TENANT.** Tenant shall: (a) keep and maintain the Premises free from dirt and refuse, and in good order, condition, and repair; (b) promptly make all repairs or replacements becoming necessary during the Term including, without limitation, repairs or replacements of windows, doors, glass (which shall be replaced with glass of the same size and quality), electrical fixtures and outlets, electrical line installed by Tenant for its equipment, plumbing and plumbing fixtures, trade fixtures, interior walls, interior surface of exterior walls, floor covering, ceiling and all appliances and mechanical equipment within the Premises; (c) keep and maintain all dock levelers, overhead doors, overhead door tracks, and related hardware: and (c) keep and maintain all items not required to be maintained by Landlord pursuant to Section 6.01. Replacement lamps, bulbs, ballasts and starters for all light fixtures shall be at the sole cost and expense of Tenant. Tenant shall make all repairs and replacements, including normal maintenance, on all parts of the HVAC systems(s) servicing the Premises without limitation. To that end, Tenant shall contract for a semi-annual service maintenance agreement satisfactory to Landlord with a reputable and qualified HVAC servicing company acceptable to Landlord all in its reasonable discretion. Tenant will return the HVAC system(s) servicing the Premises to Landlord in as good a condition as received at the end of the Term, reasonable wear and tear expected. Notwithstanding anything herein to the contrary, Landlord shall be responsible for any and all repairs or replacements to the HVAC systems(s) servicing the Premises that are of a cost in excess of $500.00 for any single repair or replacement unless occasioned by an act or negligence of Tenant, its agents, employees, customers or invitees in which event such damage shall be promptly repaired at Tenant's sole cost and expense. Additionally, Tenant shall be responsible for maintaining and repairing all its trade equipment and/or trade fixtures in a condition to meet any and all applicable governmental standards and requirements. Landlord shall and does have the right to make reasonable inspections of the Premises to ensure same.

Section 6.03 **ALTERATIONS OR IMPROVEMENTS.** Tenant may make, or may permit to be made, alterations or improvements to the Premises, but only if Tenant obtains the prior written consent of the Landlord. Tenant shall make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to, or better than, the original construction of the building and shall comply with such requirements as Landlord considers necessary or desirable, including, without limitation, requirements as to the manner in which, and the times at which, such work shall be done and the contractor or subcontractor to be selected to perform such work. Tenant shall promptly pay all costs attributable to such alterations and improvements and shall indemnify Landlord against any mechanic's liens or other liens or claims filed or asserted as a result thereof, as provided in Article 11 and Section 8.01, and against any cost or expenses which may be incurred as a result of building code violations attributable to such work. Tenant shall promptly repair any damage to the Premises or the building caused by any such alterations or improvements, and shall, at the sole cost and expense of Tenant but subject to Landlord's approval, make all additions to or changes in location of heating, plumbing, or electrical equipment in the Premises made necessary by such alterations or improvements. At the expiration or other termination of this Lease, Tenant shall, at its sole cost and expense, if Landlord so elects, remove all alterations and improvements erected by Tenant and restore the Premises to its original condition; otherwise such alterations and improvements shall be delivered up to the Landlord with the Premises, and shall become the absolute property of Landlord without payment or offset.

Section 6.04 **TRADE FIXTURES.** Any fixtures and/or equipment installed on the Premises by Tenant may, and at the request of Landlord, shall be removed on the expiration or other termination of this Lease; provided that Tenant is not then in default, that Tenant bears the costs of such removal, and that Tenant repairs at its sole cost and expense any and all damage to the Premises resulting from such removal. If Tenant fails to remove any and all such trade fixtures and/or equipment from the Premises on the expiration or other termination of this Lease, then the same shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same at its expense and restore the Premises to its prior condition.

ARTICLE 7 – FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

Section 7.01 **CASUALTY DAMAGE.** If the Premises shall, without fault or neglect on Tenant's part, be damaged or destroyed by fire or other casualty covered by Landlord's fire and extended coverage insurance, and such damage or destruction could be repaired within one hundred and fifty (150) days, then Landlord shall proceed to repair such damage or destruction and to restore the Premises as nearly as practicable to its condition immediately preceding such damage or destruction. If the Premises cannot reasonably be restored within one hundred and fifty (150) days, then Landlord may, but shall not be required to, restore the Premises in accordance with the foregoing, and Landlord shall give Tenant prompt written notice of its decision. If Landlord elects not to restore the Premises, then this Lease shall terminate as of the date of such damage or destruction, and both parties shall be released from further liability hereunder, without prejudice, however, to any rights accruing to either party prior to date of such damage or destruction. In no event shall Landlord be required to repair or replace Tenant's inventory, fixtures, furnishing, equipment, or improvements located in, or installed on, the Premises.

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If Landlord elects, or is required to, restore the Premises and promptly commences and thereafter diligently pursues such restoration, this Lease shall not terminate, notwithstanding that the actual time required for such repairs or restoration may exceed that contemplated by the parties. If Landlord elects or is required to restore the Premises as provided for herein, the Base Rent shall be abated during the period from the day following the casualty until completion of the restoration in the same proportion as the untenantable portion of the Premises bears to the former rentable area thereof. Further, in the event that Landlord elects or is required to restore the Premises as provided for herein, and fails to substantially complete such restoration thereof prior to the expiration of two (2) years from the date of such election or requirement, then Tenant, at Tenant's option, may terminate this Lease and neither Tenant nor Landlord shall have any further obligation to the other.

Section 7.02 **CASUALTY INSURANCE.** Landlord shall carry fire and extended coverage insurance which insures the Premises against loss or damage, fire or other casualty; provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against any loss of or damage to any personal property or trade fixtures of Tenant or any additional improvements which Tenant may construct on the Premises. If any alterations or improvements made by Tenant result in an increase in the premiums charged during the Term on such fire and extended coverage insurance carried by Landlord on the Premises, then the cost of such increase shall be borne by Tenant, who shall be separately billed therefore and shall reimburse Landlord for the same, as Additional Rent. If the fire and extended coverage insurance increase during the Term after January 1, 2021, then the cost of such increase shall be borne by Tenant, who shall be separately billed therefore and shall reimburse Landlord for the same, as Additional Rent.

Section 7.03 **PERSONAL PROPERTY, TRADE FIXURES, AND ADDITIONAL IMPROVEMENTS.** Landlord shall have no responsibility for the care or safety of trade fixtures, merchandise or other property kept on the Premises by Tenant, or any additional improvements which Tenant may construct on the Premises, and shall not be liable for any damage caused directly or indirectly by acts or omissions of others, by theft, or by water or steam leaking, escaping or bursting from any water, steam or other pipes, wash stands, tanks, water closets or sewers in, above, under, upon or about the Premises, or by water, snow or ice being upon or coming through the roof, windows or otherwise. Any such damage to the Premises, caused by the acts or neglect of Tenant may be repaired by Landlord, at its option, and Tenant shall reimburse Landlord for the cost thereof, as Additional Rent.

ARTICLE 8 – INDEMNIFICATION AND TENANT'S INSURANCE

Section 8.01 **INDEMNIFICATION.**

(a.) **By Landlord:** Landlord shall indemnify and save harmless Tenant, its agents and employees, from and against any and all claims, losses, demands and expenses (including, without limitation, reasonable attorney's fees and legal costs), whether for injuries to persons or loss of life, or damage to property related to or arising out of Landlord's obligations under this Lease as it relates to the Premises, except for those caused by the intentional misconduct or gross negligent acts or omissions of Tenant. Notwithstanding anything contained herein to the contrary, this indemnity shall survive the expiration or other termination of this Lease. Landlord's obligation to indemnify Tenant shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees, and expenses, including, without limitation, attorney's fees, incurred in connection therewith.

(b.) **By Tenant:** Tenant shall assume the risk of, be responsible for, have the obligation to insure against, any and all liability for any loss of or damage or injury to person (including death resulting therefrom) or property occurring in, on or about the Premises, except for that caused by the gross negligence of Landlord, its agents and employees, and Tenant hereby releases Landlord and Landlord's management agent from any and all liability for the same. Tenant shall indemnify and save harmless Landlord, its agents and employees, from and against any and all claims, losses, demands and expenses (including, without limitation, reasonable attorney's fees and legal costs), whether for injuries to persons or loss of life, or damage to property related to or arising in any manner whatsoever out of this Lease, expect for those caused by the intentional misconduct or gross negligent acts or omissions of Landlord. Notwithstanding anything contained herein to the contrary, this indemnity shall survive the expiration or other termination of this Lease. Tenant's obligation to indemnify Landlord and Landlord's management agent hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees, and expenses, including, without limitation, attorney's fees, incurred in connection therewith.

Section 8.02 **TENANT'S INSURANCE.** Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in this Lease, shall at all times during the Term carry, at its sole cost and expense, for the protection of Tenant, Landlord,

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and Landlord's management agent, as their interests may appear, insurance, issued by one or more insurance companies acceptable to Landlord as follows:

(a.) Workmen's Compensation Insurance covering all persons employed, directly or indirectly, in connection with any work performed by Tenant, in the minimum statutory amount;

(b.) Commercial General Liability Insurance for not less than $2,000,000 general aggregate and $1,000,000 per occurrence, including Blanket Combined Single Limit for both bodily injury and property damage, Contractual Liability, Broad Property Damage, Personal Injury, Completed Operation, Products Liability, and Fire Damage;

(c.) Fire and Extended Coverage, Vandalism and Malicious Mischief for the full cost of replacement of Tenant's personal property, furniture, equipment, furnishings and trade fixtures located in the Premises; and

(d.) Business Interruption Insurance covering Tenant's obligations under this Lease.

The Commercial General Liability Insurance policy shall name Landlord and Landlord's management agent as additional insured, as their interests may appear, and shall provide that it may not be canceled or amended without thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverages. If Tenant fails to carry such insurance or to furnish Landlord with all such certificates after a request to do so, then Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant, as Additional Rent.

Landlord makes no representation that the minimum coverages specified above are adequate to protect Tenant against Tenant's obligation under this Lease, and it is Tenant's responsibility to provide additional coverage as it deems necessary, or as Landlord and Tenant may, from time to time, mutually agree upon.

ARTICLE 9 – WAIVER OF SUBROGATION

Section 9.01 **WAIVER OF SUBROGATION.** Landlord and Tenant shall each obtain from their respective insurers under all policies of insurance maintained by either of them at any time during the Term insuring or covering the Premises or any portion thereof, property or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party. Landlord and Tenant shall each indemnify the other against any loss or expense, including, without limitation, reasonable attorney's fees, resulting from the failure to obtain such waiver.

ARTICLE 10 – EMINENT DOMAIN

Section 10.01 **EMINENT DOMAIN.** If all or any part of the Premises shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain, or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which it is leased, then Tenant may, at its option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises by giving Landlord written notice of such termination. If a part of the Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then (a) this Lease shall be terminated only as to the part taken or conveyed as of the date Tenant surrenders possession; (b) Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and (c) the Base Rent shall be reduced in proportion to the part of the Premises so taken or conveyed. All compensation awarded for any such taking or conveyance shall be the property of Landlord without deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all of its right, title, and interest in and to any such award. Tenant may pursue its own claim for compensation for its moving expenses and cost of tenant improvements, so long as such compensation shall not diminish the compensation due to Landlord.

ARTICLE 11 – LIENS

Section 11.01 **MECHANICS LIENS.** If, because of any act or omission of Tenant or any person claiming by, through or under Tenant, any mechanic's lien or other lien is filed against the Premises or the building, or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, upon Landlord's request and at Tenant's sole cost and expense, cause the same to be bonded off or otherwise discharged of record within fifteen (15) days after the date of filing, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, cost and expenses, including,

without limitation, attorney's fees, resulting therefrom or by reason thereof. Landlord may, but shall not be obligated to, pay the claim upon which such lien is based so as to have such lien released of record; and, if Landlord does so, then Tenant shall pay to Landlord, as Additional Rent, upon demand, the amount of such claim, plus all other costs and expenses incurred in connection therewith, plus interest thereon at the rate of one and one-half percent (1 ½ %) per month (or such lesser amount as may be the maximum amount permitted by law) until paid.

Section 11.02 Intentionally Left Blank

ARTICLE 12 – TAXES

Section 12.01 **REAL ESTATE TAXES.** During the Term, Landlord shall pay all real estate taxes and assessments for the Premises. If any of the real estate taxes or assessments increase during the Term after January 1, 2021, then the cost of such increase shall be borne by Tenant, who shall be separately billed therefore and shall reimburse Landlord for the same, as Additional Rent. Notwithstanding anything to the contrary, this provision shall in no way alter or affect Tenant's obligations as provided in Section 12.02 hereof.

Section 12.02 **PERSONAL PROPERTY TAXES.** Tenant shall pay, before delinquency, any and all taxes, assessments, fees or charges, including, without limitation, any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operations in the Premises and any personal property, or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located in, on or about the Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same upon demand as Additional Rent.

ARTICLE 13 – ASSIGMENT AND SUBLETTING

Section 13.01 **ASSIGNMENT AND SUBLETTING.**

(a.) In General: Tenant shall not assign all or any part of its interest in this Lease, or sublease all or any part of its interest in the Premises, without the prior written consent of Landlord which shall not unreasonably be withheld. If Tenant is a corporation, partnership or joint venture, then any transfer of this Lease by merger, sale, consolidation, liquidation or any change in the ownership of, or power to vote the majority of its outstanding voting stock, shall constitute an assignment for the purpose of this Article. If written consent is once given by Landlord to any such assignment or subletting, such consent shall not operate as a waiver of the necessity for obtaining Landlord's written consent to any subsequent assignment or subletting.

(b.) **Tenant's Liability:** If Landlord consents to an assignment or subletting, then Tenant shall nevertheless remain fully responsible and liable for the payment of the Rent and the performance of all of Tenant's obligations under this Lease; provided, however, that in the event of a default under this Lease, Landlord may, at its option, collect the Rent directly from the assignee or subtenant, and such action shall not be construed as a novation or release of Tenant.

ARTICLE 14 – TRANSFER BY LANDLORD

Section 14.01 **SALE AND CONVEYANCE BY LANDLORD.** Landlord shall have the right to sell and convey the Premises at any time during the Term, subject only to the rights of the Tenant hereunder. Such sale and conveyance shall operate to release Landlord from liability hereunder after the date of such conveyance.

Section 14.02 **SUBORDINATION.** Landlord shall have the right to subordinate this Lease to any future ground lease or any mortgage hereafter placed upon the Premises, and recording such ground lease or mortgage shall make it prior and superior to this Lease regardless of the date of execution of recording of either document; provided, however, that said subordination is conditioned upon the ground lessor or mortgagee entering into a non-disturbance and attornment agreement with Tenant so that Tenant's occupancy of the Premises will not be disturbed as long as Tenant is not in default under this Lease. Tenant shall, at Landlord's request, execute and deliver to Landlord, without cost, any instrument which may be necessary to confirm the subordination of this Lease. Notwithstanding the foregoing, no default by Landlord under any such mortgage shall affect Tenant's rights hereunder so long as Tenant is not in default under this Lease. Tenant shall, in the event any proceedings are brought to foreclosure of any such mortgage, attorn to the purchaser upon any such foreclosure and recognize such purchaser as landlord under this Lease.

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ARTICLE 15 – DEFAULT AND REMEDIES

Section 15.01 **DEFAULT BY TENANT.** The occurrence of any one or more of the following events shall be a default and breach of this Lease by Tenant:

(a.) Tenant shall fail to pay any monthly installment of the Base Rent or Additional Rent within ten (10) days after same is due and payable;

(b.) Tenant shall fail to perform or observe any term, condition, covenant or obligation under this Lease, other than payment of the Rent, and the failure is not cured within thirty (30) days after notice thereof from Landlord;

(c.) Tenant shall vacate or abandon the Premises or any substantial portion thereof;

(d.) A trustee or receiver is appointed to take possession of substantially all of Tenant's assets or Tenant's interest in this Lease; Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the Premises or Tenant's interest in this Lease are attached or levied upon under execution; or

(e.) A petition of bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute, and Tenant fails to secure a say of discharge thereof within sixty (60) days after the filing of the same.

Section 15.02 **REMEDIES OF LANDLORD.** Upon the occurrence of any event of default set forth in Section 15.01, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

(a.) Landlord may apply the security deposit or re-enter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord on demand, as Additional Rent for any cost and expenses which Landlord may incur to cure such default. Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, caused by Landlord's negligence or otherwise.

(b.) Landlord may terminate this Lease as of the date of such default, and Tenant shall immediately surrender the Premises to Landlord. Upon failure of Tenant to surrender the Premises, Landlord may enter the Premises and dispossess Tenant, or any other occupants, of the Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects without prejudice to any other remedy which Landlord may have for possession or arrearage in the Rent. Notwithstanding the termination of this Lease, Landlord may declare all of the Rent which would have been due under this Lease for the balance or the Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damages which Landlord may sustain by reason of such termination.

(c.) Landlord may, without terminating this Lease, enter upon the Premises and re-let all or any part of the Premises for a term different from that which would otherwise have constituted the balance of the Term and on terms, covenants and conditions different from those contained herein, Whereupon tenant shall be obligated to pay to Landlord as liquidated damages the difference between the Rent and that provided for in any lease covering a subsequent re-letting of the Premises, for the period which would otherwise have constituted the balance of the Term, together with all of Landlord's cost and expenses for preparing the Premises for re-letting, including, without limitation, all repairs, tenant finish improvements, broker's and attorney's fees, and all other loss or damage which Landlord may sustain hereby.

Section 15.03 **LIMITATION OF LANLORD'S LIABILITY.** Landlord shall not be personally liable for any judgment or deficiency after execution thereon, which arose due to any default by Landlord hereunder. In the event that Tenant shall have a claim, suit or judgment against Landlord, its agents or employees arising out of this Lease, then Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of its claim, suit or judgment. The references to "Landlord" in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Premises, it being intended hereby that the terms, conditions, covenants and obligations of this Lease shall be binding upon Landlord, its successors and assigns, only during, and in respect to, their successive periods of ownership during the Term.

Landlord TM Tenant KO

Section 15.04 **NON-WAIVER OF DEFAULTS.** The failure or delay by either party to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provision. No waiver of any default or breach of this Lease shall be held to be a waiver of any other default and breach. A waiver by Landlord of any rights or remedies, or other provisions of this Lease shall not be valid unless in writing and signed by Landlord. The receipt by Landlord of less than the full amount of the Rent due shall not be construed to be other than a payment on account of the Rent then due, nor shall any statement on Tenant's check, or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 15.05 **ATTORNEY'S FEES.** In the event that either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations of this Lease, then the prevailing party shall be entitled to recover from the non-prevailing party any and all reasonable attorney's fees and expenses resulting therefrom. The parties agree that reasonable attorney's fees shall be an amount equal to that actually incurred by the prevailing party, except that when Tenant's default relates to nonpayment of money owed to Landlord, then an amount equal to twenty percent (20%) of the balance owed shall constitute reasonable attorney's fees.

ARTICLE 17 – SECURITY DEPOSIT

Section 17.01 **PAYMENT.** Tenant deposited with Landlord the amount specified in Section 1.02 (d.), which amount shall be held by Landlord as a security deposit during the Term. If Tenant performs all its duties and obligations hereunder, then the security deposit, or balance thereof then held by Landlord, shall be returned, without interest, to Tenant at the expiration of the Term and after Tenant has vacated the Premises. In the event of a default by Tenant in the payment of the Rent or the performance or observance of any of the other terms, conditions or covenants of this Lease, then Landlord may, at its option and without notice, apply all or any part of the security deposit in payment of Rent or to cure any other such default. If Landlord uses all or some portion of the security deposit, then Tenant shall, upon request, deposit with Landlord the amount so applied so that Landlord will have on hand at all time during the Term the full amount of the security deposit. Landlord shall not be required to hold the security deposit in a separate account and may commingle it with Landlord's other funds.

Section 17.02 **TRANSFER OF INTEREST IN LEASE.** In the event of a sale of the Premises, Landlord shall have the right to transfer the security deposit to its purchaser, and Landlord shall thereupon be released by Tenant from all responsibility for the return of the security deposit; and Tenant shall look solely to the new purchaser for the return of the security deposit. In the event of an assignment of this Lease by Tenant, the security deposit shall be deemed to be held by Landlord as a security deposit made by assignee and Landlord shall have no further responsibility for the return of the security deposit to assignor.

ARTICLE 18 – NOTICE AND PLACE OF PAYMENT

Section 18.01 **NOTICES.** Any notice or demand which is or may be required by this Lease or by law shall be in writing and shall be deemed to have been given if delivered in person or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.02 (h.). When so mailed, the notice shall be deemed to have been given as of the date it was mailed. The address specified in Section 1.02 (h.) may be changed by given written notice thereof to the other party.

Section 18.02 **PLACE OF PAYMENT.** All Rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to the address specified in Section 1.02 (h.), or any other address Landlord may specify from time to time by written notice given to Tenant.

ARTICLE 19 – MISCELLANEOUS GENERAL PROVISIONS

Section 19.01 **CONSENTS AND APPROVALS.** Whenever Landlord's approval or consent is expressly required under this Lease, then Landlord shall not unreasonably withhold or delay such approval or consent (except as to matters affecting the value, external appearance, structure, safety or security of the Premises, or as may be specified to the contrary in this Lease – in which events, approval or consent may be withheld in Landlord's sole discretion); provided that Tenant's sole recourse shall be to seek such declaratory or injunctive relief that may be available to Tenant, and Landlord shall under no circumstance be held liable for damages, either direct, consequential or otherwise.

Landlord TM Tenant KO

Section 19.02 **ESTOPPEL CERTIFICATE.** Tenant shall, within twenty (20) days following receipt of a written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender or purchaser, or prospective lender or purchaser, a written statement certifying: (a) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification); (b) the date to which the Rent has been paid; and (c) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults, if any are claimed). Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no presently existing defaults on the part of Landlord hereunder.

Section 19.03 **REAL ESTATE COMMISSION.** Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who will be entitled to any commission or fee with respect to the negotiation, execution or delivery of this Lease or any assignment, sublease or renewal thereof, and shall indemnify Landlord against any loss, cost, liability or expenses legally imposed by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.

Section 19.04 **COMPLETE AGREEMENT; AMENDMENTS.** This Lease, including, without limitation, all Exhibits, riders and Addenda, constitute the entire agreement between the parties, if any, and no oral or implied representation or understanding shall vary its terms. This Lease may not be amended except by a written instrument executed by both parties hereto.

Section 19.05 **BINDING EFFECT.** This Lease, and the respective rights and obligations of the parties hereto, shall inure to the benefit of, and be binding upon, the successors, heirs, legal representatives and assigns of the parties hereto; provided, however, that Landlord, its successors, heirs, legal representatives and assigns shall be obligated to perform Landlord's covenants under this Lease only during and in respect to their successive periods of ownership during the Term; and provided, further, that an assignment by Tenant in violation of the provisions of this Lease shall not vest any right, title or interest in the assignee.

Section 19.06 **SEVERABILITY OF INVALID PROVISIONS.** If any provision of this Lease shall be held to be invalid, void or unenforceable, then the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

Section 19.07 **NO PARTNERSHIP OR JOINT VENTURE.** Landlord shall not, by virtue of the execution of this Lease, or the leasing of the premises to Tenant, become or be deemed a partner of, or joint venture with, Tenant in the conduct of Tenant's business on the Premises or otherwise.

Section 19.08 **CERTAIN WORDS, GENDER AND HEADINGS.** As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity. The plural shall be substituted for the singular and the singular for the plural, where appropriate. Words of any gender shall include any other gender. The section headings are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this Lease.

Section 19.09 **QUIET ENJOYMENT.** As long as tenant pays the Rent and performs or observes all of the terms, conditions, covenants and obligations of this Lease, Tenant shall have the peaceable and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord or any person or persons claiming under or through Landlord.

Section 19.10 **WAIVER OF JURY.** Landlord and Tenant agree that to the extent permitted by law and by applicable policies of insurance, each shall and hereby does waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or in any way connected with this Lease.

Section 19.11 **HAZARDOUS SUBSTANCES; INDEMNITY.**

(a.) **Representation and Warranty of Landlord:** Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge as of the date hereof, Landlord has compiled with, and will continue to comply with, all federal, state, county and municipal environmental laws, rules, regulations and statutes applicable to the Premises, or the use thereof.

(b.) **Representation and Warranty of Tenant:** Tenant represents and warrants that it shall not cause or permit any "Hazardous Substance" (as defined in Section 19.11 (e.)) to be brought upon, kept, stored, generated, manufactured, disposed of, or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, except for such

Landlord ____ Tenant ____

Hazardous Substance as is necessary to operate the business of Tenant; provided that Tenant has notified Landlord it will be bringing, keeping or using such Hazardous Substance on or about the Premises.

(c.) **Use in the Premises:** Any Hazardous Substance permitted in the Premises as provided in this Section 19.11, and all containers therefore, shall be used, kept, stored and disposed of in a manner that complies with all federal, state, county and municipal laws, rules, regulations and statutes applicable to that Hazardous Substance.

(d.) **Other Harmful Materials:** Tenant shall not discharge, leak or admit, or permit to be discharged, leaked or admitted, any material or substance into the atmosphere, ground, sewer system or any body of water, if that material (as is reasonably determined by Landlord or any governmental authority or agency) does or may pollute or contaminate the same, or may adversely affect (i) the health, welfare or safety of persons, whether located on the Premises or elsewhere, or (ii) the condition, use or enjoyment of any building or other real property or personal property.

(e.) **Definition of Hazardous Substance:** "Hazardous Substance" shall mean any and all hazardous substances, toxic materials, pollutants, contaminates, hazardous or toxic wastes defined in any federal, state, county or municipal law, rule, regulation or ordinance, including, without limitation, asbestos, PCBs, oil petroleum products and their by products.

(f.) **Indemnification:** Tenant shall be fully liable for any and all costs and expenses related to the generation, manufacture, use, storage or disposal of a Hazardous Substance in, on or about the Premises by Tenant, its agents, employees, contractors and invitees. Tenant shall give immediate written notice to Landlord of any violation or potential violation of this Section 19.11. Tenant shall defend, indemnify and hold harmless Landlord and its agents, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (including, without limitation, reasonable attorneys' fees, consultants' fee, court costs and litigation expenses) of whatever kind or nature known or unknown, contingent or otherwise, arising out of or in any way related to (i) the use, storage, disposal, generation, manufacture, presence, release or threatened release of any such Hazardous Substance that is on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals or otherwise, (ii) any personal injury (including, without limitation, wrongful death), or damage to real property or personal property arising out of or related to that Hazardous Substance, (iii) any lawsuit brought or threatened, settlement reached or government order relating to that Hazardous Substance, or (iv) any violation of any law, rule, regulation or ordinance applicable thereto. The terms, covenants and conditions of this Section 19.11 shall be in addition to any other obligation and liability that Tenant may have to Landlord at law or in equity, and shall survive the expiration or other termination of this Lease.

Section 19.12 **JURISDICTION AND VENUE.** The parties hereto agree that any suit, action or proceeding with respect to this Lease may only be brought in or entered by, as the case may be, (a) the courts of the Commonwealth of Kentucky, sitting in Jefferson County, Kentucky, or (b) the United State District Court for the Western District of Kentucky and the parties hereby submit to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment and waive any other preferential jurisdiction by reason of domicile. The parties hereby irrevocably waive any objection that they may now have or hereafter have to the laying of venue to any suit, action or proceeding arising out of or related to this Lease brought in the courts of the Commonwealth of Kentucky, sitting in Jefferson County, Kentucky or the United States District Court for the Western District of Kentucky, and also hereby irrevocably waive any claim that any such suit, action or proceeding brought in any one of the above-described courts has been brought in an inconvenient forum.

Section 19.13 **ADDITIONAL PROVISIONS.** Additional provisions of this Lease, if any, are set forth in an Addendum to the Lease which is attached hereto and made a part hereof.

Section 19.14 Intentionally Left Blank

Section 19.15 **SURVIVAL.** Section 8 and Section 19.11 shall specifically survive this Lease.

Landlord ______ Tenant ______

IN WITNESS WHEREOF, Landlord and Tenant, acting by and through their duly authorized representatives, duly executed this Lease as of the date first set forth above.

LANDLORD:

Moorman Properties, LLC, a Kentucky limited liability company

By: Todd Moorman

Printed: TODD MOORMAN

Title: MEMBER

Date: 6-2-2020

TENANT:

Logicmark, LLC, a Kentucky limited liability company

By: Kevin O'C

Printed: KEVIN O'CONNOR

Title: PRESIDENT

Date: 6/1/20

Landlord TM Tenant ________

EXHIBIT A – THE PREMISES



2700
2800
2801
2802
2803
2801 Diode Lane
0 50 100ft
N
12/20/2019, 9:16:51 AM
LOJIC

Landlord ______ Tenant ______

EXHIBIT B – TENANT IMPROVEMENTS

Tenant Improvements are to be constructed in accordance with the following:

1. Finish painting exterior of building.
2. Install cabinets and sink along rear wall of warehouse restroom.

Landlord DM Tenant KO

EXHIBIT C - ACCEPTANCE OF PREMISES AND LEASE COMMENCEMENT DATE AGREEMENT

This AGREEMENT is made and entered into as of JUNE 26, 20 20, pursuant to Section 2.02 of the Lease, by and between **Moorman Properties, LLC,** a Kentucky limited liability company (the "**Landlord**"), and **Logicmark, LLC,** a Kentucky limited liability company (the "**Tenant**").

Landlord and Tenant hereby agree as follows:

1. The Commencement Date of the Lease is JUNE 15, 20 20.
2. The Expiration Date of the Lease is AUGUST 31, 20 25.

3. Except for those unfinished items or defects shown on the attached "punch list", which Landlord will remedy within SIXTY (60) days hereof, Landlord has fully completed the construction work to the Premises as required pursuant to the Lease.

4. The Premises is tenantable, and Tenant acknowledges that the building and the Premises are satisfactory in all respects, except as indicated in Paragraph 3 above, and Tenant accepts the Premises for its use and occupancy. All other terms, covenants and conditions of the Lease are hereby ratified and acknowledged to be unchanged.

IN WITNESS WHEREOF, Landlord and Tenant, acting by and through their duly authorized representatives, duly executed this Lease as of the date first set forth above.

LANDLORD:

Moorman Properties, LLC, a Kentucky limited liability company

By: [signature]

Printed: TODD MOORMAN

Title: MEMBER

Date: 6-26-2020

TENANT:

Logicmark, LLC, a Kentucky limited liability company

By: [signature]

Printed: KEN HOSKINS

Title: VICE PRES

Date: 6/26/20

Landlord TM Tenant KH

PUNCH LIST

HOLES IN DOCK DOORS - LANDLORD TO HAVE PLUGGED

EXHAUST FAN - LANDLORD TO PUT IN GOOD WORKING ORDER

8 FLOOR BOLTS - LANDLORD TO SAWCUT

SIDE WAREHOUSE MAN DOOR - LANDLORD TO PAY TENANT WHEN TENANT HAS REPAIRED

MAILBOX KEY - LANDLORD TO REIMBURSE TENANT TO HAVE REKEYED

Landlord ______ Tenant ______

MOORMAN
PROPERTIES

June 2, 2020

LOGICMARK, LLC
ATTN: Mr. Kevin O'Connor, President
2801 Diode Lane
Louisville, KY 40299

Re: Lease Agreement by and between Logicmark, LLC (as "Tenant") and Moorman Properties, LLC (as "Landlord") for Premises identified as 2801 Diode Lane, Louisville, Jefferson County, Kentucky, dated June 2, 2020 (hereinafter, the "Lease")

Logicmark, LLC:

Landlord hereby gives consent as required by Section 13.01 (a) of the Lease, to that certain sublease agreement between Tenant and EZ Watch Acquisition, LLC, a Delaware limited liability company ("Sublessee") dated June 15, 2020, for partial occupation and use of the Premises as set forth therein (the "Sublease"); a complete and accurate copy of which is attached hereto as Exhibit A. Any extension or alteration of the Sublease shall require the written consent of Landlord. Pursuant to Section 13.01 (b) of the Lease, Tenant shall remain fully responsible and liable for the payment of Rent and performance of all Tenant's obligations under the Lease. This consent shall not affect the Lease and all terms, covenants, and conditions contained therein shall remain in full force and effect.

Sincerely,

MOORMAN PROPERTIES, LLC

Todd Moorman
Member

Exhibit A attached: Copy of Sublease

EXHIBIT A -- Copy of Sublease

AGREEMENT

THIS AGREEMENT ("Agreement") is entered into and made as of the 15th day of June 2020, by and between LogicMark, LLC, a Delaware limited liability company (" Logicmark"), and EZ Watch Acquisition, LLC, a Delaware limited liability company ("EZ Watch").

Whereas, Logicmark has entered into a Lease Agreement between Logicmark, as tenant, and Moorman Properties, LLC, as landlord ("Landlord"), a copy of which has been delivered to EZ Watch (as amended from time to time, the "Lease Agreement"), for the lease of approximately 9,660 square feet located at 2801 Diode Ln., Louisville, Kentucky 40299 (the "Total Premises"), and EZ Watch and Logicmark desire to enter into this Agreement for the sublease of a portion of the Total Premises to EZ Watch.

1. Logicmark hereby subleases to EZ Watch, and EZ Watch hereby subleases from Logicmark, approximately 2,000 rentable square feet of warehouse space.

2. The term of this Agreement (the "Term") shall commence on June 15th, 2020, and shall expire on December 31, 2021 but can be canceled by either party during the term of the lease with a 30 day written notice.

3. EZ Watch agrees to pay to Logicmark $1,000 per month as rent and utilities for the premises, starting on September 1st, 2020. Monthly installments thereof shall be due and payable on the 1st of each calendar month and not later than 10 days after the first day of each and every calendar month during the Term.

4. EZ Watch acknowledges and agrees that this Agreement is subject and subordinate to the Lease. EZ Watch hereby agrees to be bound by and to assume and perform in all respects the terms and covenants of the Lease applicable to Logicmark and the Premises during the Term and all such provisions are hereby incorporated as additional terms and covenants of this Agreement as if they were recited herein. In each case, EZ Watch shall have all the duties and obligations of Logicmark under the Lease applicable to the Premises, and Logicmark shall have all of the rights, privileges and remedies of Landlord under the Lease.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.

LogicMark, LLC

By: [signature]

Name: Kevin O'Connor

Title: President

EZWatch LLC

By: [signature]

Name: Ben Cornett

Title: President